Exhibit (k)(11)

EXECUTION

KAYNE ANDERSON MLP INVESTMENT COMPANY

FOURTH AMENDMENT AGREEMENT

DATED AS OF APRIL 13, 2012

RELATING TO

CREDIT AGREEMENT

ORIGINALLY DATED AS OF JUNE 26, 2009

$200,000,000 Credit Facility

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

J. P. MORGAN SECURITIES INC.,

Lead Arranger and Bookrunner

and

THE SEVERAL BANKS FROM

TIME TO TIME PARTIES HERETO

THIS FOURTH AMENDMENT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Fourth Amendment”), dated as of April 13, 2012, among (i) KAYNE ANDERSON MLP INVESTMENT COMPANY, a Maryland corporation, registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “Borrower”), (ii) the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”) and (iii) JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as administrative agent for the Lenders hereunder (the “Administrative Agent”), witnesseth:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement originally dated as of June 26, 2009 (as such Credit Agreement has been and may be terminated, replaced and restated, amended, supplemented or otherwise modified from time to time as so amended, supplemented or waived, including without limitation by the Accession Agreement dated as of July 1, 2009 among Citibank, N.A., Borrower, the Lenders and the Administrative Agent, the Consent and Waiver dated as of October 13, 2009 among the Borrower, the Lenders and the Administrative Agent, the Consent and Waiver dated as of April 14, 2010 among the Borrower, the Lenders and the Administrative Agent as amended and restated by the Amended and Restated Consent and Waiver dated as of April 14, 2010 among the Borrower, the Lenders and the Administrative Agent, the Termination, Replacement and Restatement Agreement dated as of June 11, 2010, the First Amendment dated as of October 25, 2010 among the Borrower, the Lenders and the Administrative Agent, the Second Amendment dated as of February 25, 2011 among the Borrower, the Lenders and the Administrative Agent, and the Third Amendment dated as of October 17, 2011 among the Borrower, the Lenders and the Administrative Agent (collectively, the “Credit Agreement”); and

WHEREAS, the parties to the Credit Agreement are willing, subject to the terms and conditions of this Fourth Amendment, to amend the Credit Agreement in order that Morgan Stanley Bank, N.A. (the “New Lender”), shall become a Lender hereunder and the Aggregate Commitment (as defined below) shall be increased, in each case as provided herein;

NOW, THEREFORE, in consideration of the mutual agreements contained in this Fourth Amendment and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendment.

A. Subject to the conditions set forth in Section 3 hereof, Section 1 (Defined Terms) of the Credit Agreement is hereby amended so that the following definitions are either added in alphabetical order or, as applicable, amended and restated to read in their entirety as stated below:

“Aggregate Commitment”: the total of all Commitments of all Lenders, as may be reduced or increased from time to time in the accordance with the terms of this Agreement. On the Fourth Amendment Effective Date, the Aggregate Commitment shall be equal to $200,000,000.

“Fourth Amendment”: the Fourth Amendment Agreement, dated as of April 13, 2012, among the Borrower, the Lenders and the Administrative Agent.

“Fourth Amendment Effective Date”: shall have the meaning given in the Fourth Amendment.

B. Schedule I of the Credit Agreement is hereby amended by deleting such schedule in its entirety and inserting in lieu thereof Schedule I to this Fourth Amendment.

Section 2. Representations and Warranties.

To induce the Administrative Agent and the Lenders to enter into this Fourth Amendment and to make the Loans (as defined in the Credit Agreement), the Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a) This Fourth Amendment has been duly authorized and executed and delivered by it, and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b) The representations and warranties set forth in Section 3 of the Credit Agreement are true and correct in all material respects on the date hereof, before and after giving effect to this Fourth Amendment, with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

(c) Before and after giving effect to this Fourth Amendment, no Default or Event of Default has occurred and is continuing.

Section 3. Conditions to Effectiveness.

This Fourth Amendment shall become effective as of the date hereof (the “Fourth Amendment Effective Date”) upon the occurrence of the following conditions precedent:

(a) The Administrative Agent shall have received counterparts of this Fourth Amendment which, when taken together, bear the signatures of all the parties hereto.

(b) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of counsel for the Borrower referring to this Fourth Amendment and the Credit Agreement, (i) dated the date hereof, (ii) addressed to the Administrative Agent and the Lenders, and (iii) covering such other matters relating to this Fourth Amendment and the transactions hereunder and under the Credit Agreement as the Administrative Agent or its counsel shall reasonably request, and the Borrower hereby instructs its counsel to deliver such opinion.

(c) All legal matters incident to this Fourth Amendment, the Credit Agreement and the borrowings and extensions of credit thereunder shall be satisfactory to the Lenders and to Pryor Cashman LLP, counsel for the Administrative Agent.

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(d) The Administrative Agent shall have received on the date hereof:

(i) a certificate of the Secretary, Assistant Secretary, Chief Financial Officer, Treasurer or Assistant Treasurer of the Borrower dated the date hereof and certifying that attached thereto are true and correct copies of the following: (A) resolutions duly adopted by the Board of Directors of the Borrower authorizing this Fourth Amendment and the execution, delivery and performance of this Fourth Amendment and the borrowings under the Credit Agreement, and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect; (B) any amendments since February 25, 2011 to Borrower’s Articles of Incorporation; (C) any amendments since February 25, 2011 to Borrower’s By-laws; and (D) any amendments since February 25, 2011 to Borrower’s Investment Management or Advisory Agreements, Custody Agreements, Administration Agreements, and Transfer Agency Agreements;

(ii) a certificate of the Secretary or Assistant Secretary of Borrower dated the date hereof and certifying as to the incumbency and specimen signature of each officer executing this Fourth Amendment or any other document delivered in connection herewith on behalf of Borrower; and

(iii) such other documents as the Lenders or counsel for the Administrative Agent may reasonably request.

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out-of pocket expenses required to be reimbursed or paid by the Borrower hereunder.

Section 4. Applicable Law.

THIS FOURTH AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

Section 5. Counterparts.

This Fourth Amendment may be executed in two or more counterparts (including by fax or pdf transmission), each of which shall constitute an original but all of which when taken together shall constitute but one contract.

Section 6. Expenses.

The Borrower agrees to reimburse the Administrative Agent for the Administrative Agent’s out-of-pocket expenses in connection with this Fourth Amendment not yet paid pursuant to Section 3(e) hereof, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

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Section 7. Certain Transitional Matters.

Effective on and after the Fourth Amendment Effective Date, the New Lender shall be a party to the Credit Agreement and shall have all of the rights and be obligated to perform all of the obligations of a “Lender” under the Credit Agreement, with a Commitment (as defined in the Credit Agreement) in the amount set forth opposite the name of the New Lender on Schedule I.

[Remainder of page intentionally left blank; signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Kenise Henry
Name: Kenise Henry
Title: Vice President

KAYNE ANDERSON MLP INVESTMENT COMPANY

By:	/s/ Terry A. Hart
Name: Terry A. Hart
Title: Chief Financial Officer

KAYNE ANDERSON MLP INVESTMENT COMPANY

FOURTH AMENDMENT APRIL 2012

SIGNATURE PAGE

BANK OF AMERICA, N.A.

By:	/s/ Sarah Daniel
Name: Sarah Daniel
Title: Vice President

KAYNE ANDERSON MLP INVESTMENT COMPANY

FOURTH AMENDMENT APRIL 2012

SIGNATURE PAGE

UBS AG, STAMFORD BRANCH

By:	/s/ Iria R. Otsa
Name: Iria R. Otsa
Title: Associate Director

By:	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

KAYNE ANDERSON MLP INVESTMENT COMPANY

FOURTH AMENDMENT APRIL 2012

SIGNATURE PAGE

CITIBANK, N.A.

By:	/s/ Todd Mogil
Name: Todd Mogil
Title: Vice President

KAYNE ANDERSON MLP INVESTMENT COMPANY

FOURTH AMENDMENT APRIL 2012

SIGNATURE PAGE

THE BANK OF NOVA SCOTIA, New York Agency

By:	/s/ Thane Rattew
Name: Thane Rattew
Title: Managing Director

KAYNE ANDERSON MLP INVESTMENT COMPANY

FOURTH AMENDMENT APRIL 2012

SIGNATURE PAGE

MORGAN STANLEY BANK, N.A.

By:	/s/ Sherrese Clarke
Name: Sherrese Clarke
Title: Authorized Signatory

KAYNE ANDERSON MLP INVESTMENT COMPANY

FOURTH AMENDMENT APRIL 2012

SIGNATURE PAGE

ROYAL BANK OF CANADA

By:	/s/ Patrizia Lloyd
Name: Patrizia Lloyd
Title: Authorized Signatory

SCHEDULE I

COMMITMENTS, ADDRESSES, ETC.

Name and Address of Lender	Amount of Commitment
JPMORGAN CHASE BANK, N.A. 277 Park Avenue, 36th Floor New York, New York 10172-0003 Attn: Ms. Jeanne Horn Tel: (212) 270-9090 Fax: (212) 270-2973 E-mail: Jeanne.Horn@jpmorgan.com	$30,750,000

BANK OF AMERICA, N.A. 21300 Victory Blvs. Suite 120 Woodland Hills, CA 91367 Attn: Sarah H. Daniel Steven Block Tel.: (818) 577-1217 Fax: (818) 577-1230 Email: Sarah.h.daniel@baml.com steven.block@baml.com	$28,125,000

UBS AG, Stamford Branch 677 Washington Blvd. Stamford, CT 06901 Attn: Kelly Carino Tel: (203) 719-2898 Fax: (203) 719-3888 Email: kelly.carino@ubs.com	$28,125,000

CITIBANK, N.A. 811 Main St., Suite 4000 Houston, TX 77002 Attn: Carol Rooney Tel: (713) 821-4755 Fax: (281) 271-8969 Email: carol.a.rooney@citi.com	$28,125,000

THE BANK OF NOVA SCOTIA, New York Agency One Liberty Plaza - 26th Floor New York, NY 10006 Attn: Burak Numanoglu Tel: (212) 225-5298 Fax: (212) 225-5254 Email: Burak_Numanoglu@scotiacapital.com	$25,000,000

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MORGAN STANLEY BANK, N.A. 1585 Broadway, 4th Floor New York, NY 10036 Attn: Kelly Chin, Vice President Tel: (212) 761-7319 Fax: (646) 290-2831 Email: Kelly.Chin@MorganStanley.com With a copy to: MORGAN STANLEY BANK, N.A. 1300 Thames Street Thames Street Wharf, 4th Floor Baltimore, MD 21231 Attn: Edward Henley Tel: (443) 627-4326 Fax: (212) 404-9645 Email: docs4loans@MS.com	$25,000,000

WELLS FARGO BANK, N.A. 1000 Louisiana 9th Floor Houston, TX 77002 Attn: Paul Squires Tel: (713) 319-1314 Fax: (713) 319-1925 E-Mail: Paul.A.Squires@WellsFargo.com	$22,500,000

ROYAL BANK OF CANADA Three World Financial Center 200 Vesey Street New York, NY 10281-8098 Attn: Tim Stephens Tel: (212) 428-3092 Fax: (212) 428-6201 E-Mail: tim.stephens@rbccm.com	$12,375,000

TOTAL	$200,000,000

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